Exhibit 3 2014 Third Quarter Results

Forward looking information
This presentation contains certain forward-looking statements and information relating to CEMEX, S.A.B.
de C.V. and its subsidiaries (collectively, “CEMEX”) that are based on its knowledge of present facts, expectations and projections, circumstances and assumptions about future events. Many factors could cause the actual results, performance or achievements of CEMEX to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others, changes in general economic, political, governmental, and business conditions globally and in the countries in which CEMEX operates, CEMEX’s ability to comply with the terms and obligations of its debt agreements and other debt instruments, CEMEX’s ability to achieve anticipated cost savings, changes in interest rates, changes in inflation rates, changes in exchange rates, the cyclical activity of the construction sector generally, changes in cement demand and prices, CEMEX’s ability to benefit from government economic stimulus plans, changes in raw material and energy prices, changes in business strategy, changes in the prevailing regulatory framework, natural disasters and other unforeseen events and various other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or targeted. Forward-looking statements are made as of the date hereof, and CEMEX does not intend, nor is it obligated, to update these forward-looking statements, whether as a result of new information, future events or otherwise.
UNLESS OTHERWISE NOTED, ALL FIGURES ARE PRESENTED IN DOLLARS,
BASED ON INTERNATIONAL FINANCIAL REPORTING STANDARDS
Copyright CEMEX, S.A.B. de C.V. and its subsidiaries.

3Q14 results highlights
During the quarter, operating EBITDA increased by 3% on a like-to-like basis mainly due to higher contributions from the U.S. and the Mediterranean and Asia regions
Millions of US dollars
2014 2013 % var
l-t-l   %
var
2014 2013 % var
l-t-l %
var
Net sales 11,871 11,353 5% 6% 4,135 4,022 3% 4%
Gross profit 3,714 3,491 6% 7% 1,400 1,298 8% 9%
Operating earnings before
other expenses, net
1,213 1,160 5% 7% 491 467 5% 6%
Operating EBITDA 2,037 2,001 2% 3% 767 747 3% 3%
Free cash flow after
maintenance capex
(43) (311) 86% 350 245 43%
January – September Third Quarter

Consolidated volumes and prices
Year-over-year increase in cement and ready-mix volumes in all of our regions, with the exception of the Mediterranean in cement and the Northern Europe and Asia regions in ready mix
Quarterly consolidated prices for cement, ready mix and aggregates in both local-currency and
U.S.-dollar terms are higher on a year-over-year basis
Sequential increase in consolidated ready-mix local currency prices, on a like-to-like basis, mainly driven by increases in the U.S. and the South, Central America and the Caribbean region
1
Like-to-like volumes adjusted for investments/divestments and, in the case of prices, foreign-exchange fluctuations
9M14 vs. 9M13 3Q14 vs. 3Q13 3Q14 vs. 2Q14
Volume (l-t-l
¹
)
4% 3% 2%
Price (USD) 1% 2% (1%)
Price (l-t-l
¹
)
2% 3% (0%)
Volume (l-t-l
¹
)
2% 0% 3%
Price (USD) 4% 2% (2%)
Price (l-t-l
¹
)
3% 3% 1%
Volume (l-t-l
¹
)
5% 1% 3%
Price (USD) 6% 4% (3%)
Price (l-t-l
¹
)
5% 4% (1%)
Aggregates
Domestic gray
cement
Ready mix

Consolidated cement, ready-mix and aggregates volumes year-to-date increased by
4%, 2% and 5%, respectively
Consolidated prices in local-currency terms for cement, ready mix and aggregates increased year-over-year by 3%, 3% and 4%, respectively, during the quarter
Issuance of 5.700% senior secured notes for US$1.1 billion maturing in 2025 and
4.750% senior secured notes for €400 million maturing in 2022
New syndicated loan facility for US$1.35 billion with improved terms which reflect our better credit profile
Our subsidiary CLH announced the construction of a new cement plant in Colombia with production capacity of close to 1 million tons per year

3Q14 achievements

Third Quarter 2014 Regional Highlights

Mexico
Millions of
US dollars
Net Sales 2,354 2,402 (2%) 1% 803 776 4% 5%
Op. EBITDA 742 761 (3%) 0% 245 248 (1%) 0%
as % net sales 31.5% 31.7% (0.2pp) 30.5% 31.9% (1.4pp)
3Q14 3Q13 % var l-t-l % var 9M14 9M13 % var l-t-l % var
Quarterly and year-to-date increases in
volumes and local-currency prices for our three
core products
Formal construction, especially the formal
residential and commercial sectors, were the
main drivers of demand during the quarter
Activity in the informal residential sector
showed slight growth during the quarter
Certain awarded highway projects should
begin during 4Q14
Volume
9M14 vs.
9M13
3Q14 vs.
3Q13
3Q14 vs.
2Q14
Cement 1% 4% 0%
Ready mix 4% 5% 3%
Aggregates 11% 8% 4%
Price (LC)
9M14 vs.
9M13
3Q14 vs.
3Q13
3Q14 vs.
2Q14
Cement 1% 3% 0%
Ready mix 2% 2% (0%)
Aggregates 3% 5% 1%

United States
Millions of
US dollars
Net Sales 2,755 2,495 10% 13% 1,007 891 13% 15%
Op. EBITDA 283 178 60% 57% 136 78 74% 70%
as % net sales 10.3% 7.1% 3.2pp 13.5% 8.8% 4.7pp
3Q14 3Q13 % var l-t-l % var 9M14 9M13 % var l-t-l % var
Volume
9M14 vs.
9M13
3Q14 vs.
3Q13
3Q14 vs.
2Q14
Cement 8% 8% 4%
Ready mix 0% 2% 4%
Aggregates (2%) 1% 1%
Price (LC)
9M14 vs.
9M13
3Q14 vs.
3Q13
3Q14 vs.
2Q14
Cement 5% 8% 0%
Ready mix 9% 9% 2%
Aggregates 11% 9% (1%)
Cement and pro-forma ready-mix volumes
increased by 8% on a year-over-year basis
High-single-digit growth in year-over-year prices
for our three core products
The industrial-and-commercial sector and the
steady expansion in the residential sector were
the main drivers of volume growth during the
quarter
Contract awards for our four key states in the
industrial and commercial sector outperforming
the national average, especially in Texas and
Arizona

Northern Europe
Volume
9M14 vs.
9M13
3Q14 vs.
3Q13
3Q14 vs.
2Q14
Cement 4% 1% 18%
Ready mix (0%) (8%) 2%
Aggregates 7% (0%) 4%
Price (LC)
1
9M14 vs.
9M13
3Q14 vs.
3Q13
3Q14 vs.
2Q14
Cement (0%) (2%) (4%)
Ready mix 1% 1% (1%)
Aggregates 0% 1% (2%)
Millions of
US dollars
Net Sales 3,187 3,012 6% 2% 1,135 1,169 (3%) (3%)
Op. EBITDA 279 253 10% 7% 144 162 (11%) (12%)
as % net sales 8.8% 8.4% 0.4pp 12.7% 13.9% (1.2pp)
3Q14 3Q13 % var l-t-l % var 9M14 9M13 % var l-t-l % var
Regional cement volumes increased during the
quarter mainly due to improved performance in
Poland, Scandinavia, and the Czech Republic that
more than offset declines in Germany and Latvia
Prices in local-currency terms in Germany and the
UK increased on a year-over-year basis for our
three core products
In Poland, infrastructure spending was the main
driver of demand during the quarter
In the UK, the residential sector continues as the
main driver of demand, supported by improved
economic conditions, increased consumer
confidence, and government incentives to
promote home ownership
1
Volume-weighted, local-currency average prices

Mediterranean
Millions of
US dollars
Net Sales 1,260 1,122 12% 11% 400 375 7% 8%
Op. EBITDA 263 246 7% 7% 81 78 4% 6%
as % net sales 20.8% 21.9% (1.1pp) 20.3% 20.8% (0.5pp)
3Q14 3Q13 % var l-t-l % var 9M14 9M13 % var l-t-l % var
Increases in cement volumes in Spain, Croatia and
the UAE during the quarter
All countries in the region showed growth in year-
over-year ready-mix volumes
Sequential increase in local currency cement
prices in Spain and Egypt
In Egypt, the informal sector remains as the main
driver for cement demand; there was a pickup in
activity in the formal residential sector
In Spain, domestic gray cement volumes showed
year-over-year growth for the second consecutive
quarter; total cement volumes including exports
increased by 28% during the quarter
1
Volume-weighted, local-currency average prices
Volume
9M14 vs.
9M13
3Q14 vs.
3Q13
3Q14 vs.
2Q14
Cement (0%) (3%) (13%)
Ready mix 8% 13% 2%
Aggregates (3%) (1%) (0%)
Price (LC)
¹
9M14 vs.
9M13
3Q14 vs.
3Q13
3Q14 vs.
2Q14
Cement 10% 12% 2%
Ready mix 2% (2%) (0%)
Aggregates 20% 17% (2%)

South, Central America and the Caribbean
1
Volume-weighted, local-currency average prices
Millions of
US dollars
Net Sales 1,684 1,657 2% 6% 585 596 (2%) 0%
Op. EBITDA 563 610 (8%) (4%) 199 210 (6%) (4%)
as % net sales 33.4% 36.8% (3.4pp) 34.0% 35.3% (1.3pp)
3Q14 3Q13 % var l-t-l % var 9M14 9M13 % var l-t-l % var
Increase in regional cement volumes, on a year-
over-year basis, mainly driven by growth in
Colombia, the Dominican Republic and Nicaragua
Double-digit growth in year-to-date volumes for
our three core products in Colombia driven by
positive performance in all demand segments
In Panama, the residential sector was the main
driver of demand; achieved record volumes in
ready-mix and aggregates during the quarter
Volume
9M14 vs.
9M13
3Q14 vs.
3Q13
3Q14 vs.
2Q14
Cement 6% 3% 3%
Ready mix 9% 5% 8%
Aggregates 17% 10% 5%
Price (LC)
¹
9M14 vs.
9M13
3Q14 vs.
3Q13
3Q14 vs.
2Q14
Cement (0%) (1%) (0%)
Ready mix 1% 0% 1%
Aggregates (0%) (0%) (0%)

Asia
¹
Volume-weighted, local-currency average prices
Millions of
US dollars
Net Sales 457 444 3% 10% 151 139 9% 10%
Op. EBITDA 99 99 0% 3% 40 36 11% 10%
as % net sales 21.7% 22.2% (0.5pp) 26.4% 25.9% 0.5pp
3Q14 3Q13 % var l-t-l % var 9M14 9M13 % var l-t-l % var
Regional domestic cement volumes increase
during the quarter reflects positive performance
in the Philippines
Sequential increase in regional cement and
aggregates prices, in local-currency terms
Growth in cement volumes in the Philippines
reflects positive performance in all sectors
Housing activity in the Philippines has benefited
from increased remittances, stable inflation and
low mortgage rates
Volume
9M14 vs.
9M13
3Q14 vs.
3Q13
3Q14 vs.
2Q14
Cement 5% 5% (4%)
Ready mix (16%) (4%) (11%)
Aggregates (8%) (44%) (18%)
Price (LC)
¹
9M14 vs.
9M13
3Q14 vs.
3Q13
3Q14 vs.
2Q14
Cement 2% 3% 1%
Ready mix 12% 9% 0%
Aggregates 3% (11%) 5%

3Q14 Results

Operating EBITDA, cost of sales and operating expenses
Millions of US dollars
2014 2013 % var
l-t-l
% var
2014 2013 % var
l-t-l
% var
Net sales 11,871 11,353 5% 6% 4,135 4,022 3% 4%
Operating EBITDA 2,037 2,001 2% 3% 767 747 3% 3%
as % net sales
17.2% 17.6% (0.4pp) 18.5% 18.6% (0.1pp)
Cost of sales 8,157 7,862 (4%) 2,735 2,724 (0%)
as % net sales
68.7% 69.2% 0.5pp 66.1% 67.7% 1.6pp
Operating expenses 2,501 2,332 (7%) 909 831 (9%)
as % net sales
21.1% 20.5% (0.6pp) 22.0% 20.7% (1.3pp)
January – September Third Quarter
Increase of 3% in operating EBITDA mainly due to higher contributions from the U.S. and the
Mediterranean and Asia regions
Cost of sales, as a percentage of net sales, decreased by 1.6pp mainly due to continuous operating efficiencies and product mix
Operating expenses, as a percentage of net sales, increased by 1.3pp mainly reflecting higher distribution expenses

Free cash flow
Millions of US dollars
2014 2013 % var 2014 2013 % var
Operating EBITDA 2,037 2,001 2% 767 747 3%
- Net Financial Expense 1,026 1,066 335 348
- Maintenance Capex 298 255 108 105
- Change in Working Cap 381 497 (70) (34)
- Taxes Paid 483 440 46 35
- Other Cash Items (net) (109) 55 (2) 48
Free Cash Flow after Maint. Capex (43) (311) 86% 350 245 43%
- Strategic Capex 101 72 46 36
Free Cash Flow (143) (382) 62% 303 209 45%
January – September Third Quarter
Year-to-date working capital days decreased to 27 from 29 days during the same period in 2013

Other expenses, net, during the quarter resulted in an expense of US$86 million mainly due to impairment of fixed assets, a loss in sale of fixed assets and severance payments
Foreign-exchange gain of US$97 million resulting primarily from the fluctuation of the
Mexican peso versus the U.S. dollar
Gain on financial instruments of US$8 million related mainly to CEMEX shares
Controlling interest net loss of US$106 million, versus a loss of US$155 in 3Q13, mainly reflects higher operating earnings before other expenses, lower other expenses, and a higher foreign-exchange gain, mitigated by higher financial expenses, a lower gain on financial instruments and higher income taxes

Other income statement items

Third Quarter 2014 Debt Information

Issuance of US$1.1 billion of 5.700% senior secured notes maturing in 2025 and €400 million of 4.750% senior secured notes maturing in 2022. Proceeds used to pay:
• Approximately US$593 million of our 9.000% senior secured notes due 2018
• Approximately US$365 million of our 9.250% senior secured notes due 2020
• US$350 million of debt under the Facilities Agreement
• In addition, a reserve for approximately US$227 million created to pay additional debt
Early conversion of additional US$116 million of our 4.875% convertible subordinated notes due 2015; approximately US$204 million of these notes remain outstanding
• Contingent Convertible Units for a total amount of US$200 million were issued during the quarter to finance these convertible notes in case they mature without conversion
Obtained new syndicated loan facility for US$1.35 billion in October with improved terms over the existing Facilities Agreement

Debt-related information

Consolidated debt maturity profile
Total debt excluding perpetual notes
¹
as of September 30, 2014
US$ 16,479 million
19
996
2,172
227
938
1,507
3,865
2,522
Millions of
US dollars
2,016
1,255
Fixed Income
Facilities Agreement
Other bank / WC debt / Certificados
Bursátiles
Convertible Subordinated Notes
²
1
CEMEX has perpetual debentures totaling US$470 million
2
Convertible Subordinated Notes include only the debt component of US$1,712 million; total notional amount is about US$1,871 million
963
Average life of debt: 4.9 years
0
1,000
2,000
3,000
4,000
5,000
6,000
2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025

Consolidated debt maturity profile – pro forma ¹
Total debt excluding perpetual notes
²
as of September 30, 2014 pro forma
¹
US$ 16,479 million
996
2,712
227
938
1,507
2,785
3,062
Millions of
US dollars
2,016
963
1,255
19
Average life of debt: 5 years
1
2
3
Fixed Income
Facilities Agreement
Other bank / WC debt / Certificados
Bursátiles
Convertible Subordinated Notes
³
New Syndicated Loan Facility
0
1,000
2,000
3,000
4,000
5,000
6,000
2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025
Pro forma includes: (a) New syndicated loan facility for US$1,350 million signed in October and (b) Facilities Agreement prepayment of
US$1,350 million in October
CEMEX has perpetual debentures totaling US$470 million
Convertible Subordinated Notes include only the debt component of US$1,712 million; total notional amount is about US$1,871 million

2014 Outlook

We expect mid-single-digit increases in consolidated volumes for cement, ready mix and aggregates
Cost of energy, on a per ton of cement produced basis, expected to be relatively flat from last year’s level
Total capital expenditures expected to be about US$765 million, US$505 million in maintenance capex and US$260 million in strategic capex
We expect working capital investment during the year to be similar to last year’s
We expect cash taxes to reach US$600 million
We expect a marginal reduction in our cost of debt, including our perpetual and convertible securities

2014 guidance

Appendix

Additional information on debt and perpetual notes
Interest rate Currency denomination
Fixed
69%
Variable
31%
U.S. dollar
86%
Euro
13%
Mexican peso
1%
Second Quarter
2014 2013 % Var. 2014
Total debt
1
16,479 16,655 (1%) 16,569
Short-term 6% 3% 3%
Long-term 94% 97% 97%
Perpetual notes 470 475 (1%) 476
Cash and cash equivalents 1,004 895 12% 737
Net debt plus perpetual notes 15,944 16,235 (2%) 16,308
Consolidated Funded Debt
2
/ EBITDA
3
5.37 5.56 5.49
Interest coverage
3 4
2.21 2.08 2.15
Third Quarter
Millions of US dollars
1
2
3
4
Includes convertible notes and capital leases, in accordance with IFRS
Consolidated Funded Debt as of September 30, 2014 was US$14,403 million, in accordance with our contractual obligations under the Facilities
Agreement
EBITDA calculated in accordance with IFRS
Interest expense in accordance with our contractual obligations under the Facilities Agreement

9M14 volume and price summary: Selected countries
Prices Prices Prices
(LC) (LC) (LC)
Mexico 1% (2%) 1% 4% (1%) 2% 11% (0%) 3%
U.S. 8% 5% 5% 0% 9% 9% (2%) 11% 11%
Germany 1% 4% 2% 0% 5% 3% (2%) 2% (0%)
Poland 5% (1%) (4%) (5%) (6%) (9%) 6% 10% 7%
France N/A N/A N/A (4%) 2% (1%) 5% 1% (1%)
UK 1% 9% 1% 2% 13% 4% 13% 10% 2%
Spain 2% (6%) (8%) 3% 8% 6% (17%) 6% 4%
Egypt (4%) 16% 19% 11% 12% 15% 37% (29%) (27%)
Colombia 18% (7%) (3%) 14% (3%) 1% 24% (4%) (1%)
Panama (14%) 12% 12% (4%) (0%) (0%) (1%) (2%) (2%)
Costa Rica 1% (3%) 5% (24%) (4%) 4% (0%) (11%) (3%)
Philippines 7% (2%) 3% N/A N/A N/A N/A N/A N/A
Prices
(USD)
Volumes
Prices
(USD)
Volumes
Prices
(USD)
Volumes
Aggregates
9M14 vs. 9M13
Domestic gray cement
9M14 vs. 9M13
Ready mix
9M14 vs. 9M13

3Q14 volume and price summary: Selected countries
Prices Prices Prices
(LC) (LC) (LC)
Mexico 4% 2% 3% 5% 1% 2% 8% 3% 5%
U.S. 8% 8% 8% 2% 9% 9% 1% 9% 9%
Germany (6%) (1%) 1% (7%) (1%) 1% (12%) (0%) 2%
Poland 8% (8%) (8%) (15%) (8%) (8%) (12%) 11% 12%
France N/A N/A N/A (13%) (2%) 0% (1%) (5%) (3%)
UK (0%) 7% 1% (2%) 13% 7% 10% 9% 3%
Spain 7% (9%) (7%) 6% 3% 5% (6%) 13% 15%
Egypt (8%) 19% 22% 46% 18% 22% 133% (38%) (36%)
Colombia 14% (8%) (6%) 8% (1%) (0%) 12% (3%) (1%)
Panama (6%) 11% 11% 4% (1%) (1%) 7% (2%) (2%)
Costa Rica (10%) (2%) 5% (32%) (6%) 1% 7% (10%) (4%)
Philippines 6% 4% 4% N/A N/A N/A N/A N/A N/A
Prices
(USD)
Volumes
Prices
(USD)
Aggregates
3Q14 vs. 3Q13 3Q14 vs. 3Q13
Domestic gray cement
3Q14 vs. 3Q13
Prices
(USD)
Volumes
Ready mix
Volumes

2014 expected outlook: Selected countries
1
On a like-to-like basis for the ongoing operations
Domestic gray cement Ready mix Aggregates
Volumes Volumes Volumes
Consolidated mid-single-digit growth mid-single-digit growth mid-single-digit growth
Mexico low-single-digit growth mid-single-digit growth high-single-digit growth
United States high-single-digit growth
mid-single-digit growth
0%
Germany 0% (1%) (3%)
Poland 5% 2% 2%
France N/A (5%) (8%)
UK 1% 1% 9%
Spain 0% 4% (14%)
Egypt (7%) 11% 30%
Colombia 15% 13% 18%
Panama (13%) (4%) (3%)
Costa Rica 2% (15%) 1%
Philippines 9% N/A N/A
1

Definitions
9M14 /
9M13:
Results for the nine months of the years 2014 and 2013, respectively.
Cement: When providing cement volume variations, refers to domestic gray cement operations
(starting in 2Q10, the base for reported cement volumes changed from total domestic cement including clinker to domestic gray cement)
LC: Local currency.
Like-to-like percentage variation (l-t-l % var): Percentage variations adjusted for investments/divestments and currency fluctuations
Maintenance capital expenditures: Investments incurred for the purpose of ensuring the company’s operational continuity. These include capital expenditures on projects required to replace obsolete assets or maintain current operational levels, and mandatory capital expenditures, which are projects required to comply with governmental regulations or company policies
Operating EBITDA: Operating earnings before other expenses, net plus depreciation and operating amortization
pp: Percentage points
Prices: All references to pricing initiatives, price increases or decreases, refer to our prices for our products
Strategic capital expenditures: Investments incurred with the purpose of increasing the company’s profitability. These include capital expenditures on projects designed to increase profitability by expanding capacity, and margin improvement capital expenditures, which are projects designed to increase profitability by reducing costs

Investor Relations

- In the United States

  +1 877 7CX NYSE
- In Mexico

  +52 81 8888 4292
- ir@cemex.com

Stock Information

- NYSE (ADS): CX
- Mexican Stock Exchange: CEMEXCPO
- Ratio of CEMEXCPO to CX:10 to 1

29 Contact information Calendar of Events February 5, 2015 Fourth quarter 2014 financial results conference call